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                                                                     EXHIBIT 4.6

                                PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (the "Pledge Agreement"), dated as of December 11, 2000, is entered into by and between SYBRON DENTAL SPECIALTIES, INC., a Delaware corporation ("SDS"), SYBRON DENTAL MANAGEMENT, INC., a Delaware corporation ("SDM"), KERR CORPORATION, a Delaware corporation ("Kerr") and LRS ACQUISITION CORP., a Delaware corporation ("LRS")(each a "Pledgor" and collectively, the "Pledgors") and ABN AMRO BANK N.V., as contractual representative (the "Administrative Agent") for itself and for the "Holders of Secured Obligations" under (and as defined in) the Credit Agreement defined below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement (as defined below).

                                   WITNESSETH:

     WHEREAS, the Pledgors have entered into that certain Credit Agreement, dated as of November 28, 2000, by and among the Pledgors, the Subsidiary Swing Line Borrowers from time to time parties thereto, Ormco Corporation, a Delaware Corporation, the financial institutions from time to time parties thereto as lenders (the "Lenders"), the Administrative Agent, The Chase Manhattan Bank, as Syndication Agent and First Union National Bank, as Documentation Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Borrowers from time to time;

     WHEREAS, the Pledgors, will benefit directly or indirectly from the loans and other financial accommodations made to the Borrowers under the Credit Agreement;

     WHEREAS, Schedule I hereto sets forth the Material Domestic Subsidiaries of SDS (the "Initial Pledged Subsidiaries");

     WHEREAS, each Pledgor may from time to time execute and deliver to the Administrative Agent a supplement to this Pledge Agreement substantially in the form of Exhibit A hereto (each such supplement, a "Pledge Supplement") setting forth additional Material Domestic Subsidiaries of SDS (the "Additional Pledged Subsidiaries") (the Initial Pledged Subsidiaries and the Additional Pledged Subsidiaries, collectively referred to herein as the "Pledged Subsidiaries"); and

     WHEREAS, the Administrative Agent and the Lenders have required, as a condition to their entering into the Credit Agreement, that each Pledgor execute and deliver this Pledge Agreement;

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     NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Borrowers pursuant to the Credit Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Administrative Agent hereby agree as follows:

     Section 1. Pledge. Each Pledgor hereby pledges to the Agent, for the benefit of the Agent and the Holders of Secured Obligations, and grants to the Administrative Agent for the benefit of the Administrative Agent and the Holders of Secured Obligations, a security interest in, the collateral described in subsections (a) through (c) below (collectively, the "Pledged Collateral"):

     (a) (i) The shares of the capital stock of the Pledged Subsidiaries, now or at any time or times hereafter owned by such Pledgor (such shares being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement), and the certificates representing the shares of such capital stock, all options and warrants for the purchase of shares of the stock of such Pledged Subsidiaries now or hereafter held in the name of such Pledgor (all of said capital stock, options and warrants and all capital stock held in the name of such Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), herewith, or from time to time, delivered to the Administrative Agent accompanied by stock powers in the form of Exhibit B attached hereto and made a part hereof (the "Powers") duly executed in blank, and all dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock.

         (ii) All additional shares of capital stock of the Pledged Subsidiaries described in Section 1(a)(i) above from time to time acquired by such Pledgor in any manner, and the certificates, which shall be delivered to the Administrative Agent, representing such additional shares (any such additional shares shall constitute part of the Pledged Stock and the Administrative Agent is irrevocably authorized to unilaterally amend Schedule I hereto or on any Schedule I to any applicable Pledge Supplement to reflect such additional shares), and all options, warrants, dividends, cash, instruments, investment property and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

     (b) Other Property. The property and interests in property described in
Section 3 below.

     (c) Proceeds. All proceeds of the collateral described in subsections (a) and (b) above.

     Section 2. Security for Obligations. The Pledged Collateral secures the prompt payment, performance and observance of the Secured Obligations.

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     Section 3. Pledged Collateral Adjustments. If, during the term of this
Pledge Agreement:

     (a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any of the Pledged Subsidiaries, or any option included within the Pledged Collateral is exercised, or both, or

     (b) Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral, then all new, substituted and additional membership or partnership interests, certificates, shares, warrants, rights, options, investment property or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Administrative Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 3 shall be deemed to permit any distribution or stock dividend, issuance of additional membership or partnership interests or stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any Pledged Subsidiary which is not expressly permitted by the Credit Agreement.

     Section 4. Subsequent Changes Affecting Pledged Collateral. Each Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, cash distributions or other distributions reorganization or other exchanges, tender offers and voting rights), and each Pledgor agrees that neither the Administrative Agent nor any of the Holders of Secured Obligations shall have any obligation to inform such Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Administrative Agent may, after the occurrence of a Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Administrative Agent may after the occurrence of a Default exchange certificates or instruments representing or evidencing Pledged Shares, for certificates or instruments of smaller or larger denominations.

     Section 5. Representations and Warranties. Each Pledgor represents and warrants as follows:

     (a) The Pledgor is the sole legal and beneficial owner of the percentage of the issued and outstanding common stock of each of the Pledged Subsidiaries set forth opposite the name of such Pledged Subsidiary on Schedule I hereto, free and clear of any Lien except for the Liens in favor of the Administrative Agent;

     (b) The Pledgor has full corporate power and authority to enter into this Pledge Agreement;

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     (c) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral;

     (d) The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens, other than those Liens granted to the Administrative Agent and the Holders of Secured Obligations;

     (e) The Pledgor owns the Pledged Collateral free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest therein, except for the Liens granted to the Administrative Agent and the Holders of Secured Obligations;

     (f) The pledge of the Pledged Collateral does not violate (i) the articles of incorporation or by-laws of the Pledged Subsidiaries, or any indenture, mortgage, bank loan or credit agreement to which the Pledgor or any of the Pledged Subsidiaries is a party or by which any of their respective properties or assets may be bound; or (ii) any restriction on such transfer or encumbrance of such Pledged Collateral;

     (g) The Pledgor agrees to execute and file financing statements pursuant to the Uniform Commercial Code as the Administrative Agent may request to perfect the security interest granted hereby;

     (h) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body that has not been obtained is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor (except for the filing of financing statements contemplated by Section 5(g) hereof) or (ii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

     (i) Upon delivery of each of the certificates representing the Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Pledge Agreement will create a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Holders of Secured Obligations, securing the payment and performance of the Secured Obligations;

     (j) The Powers are duly executed and give the Administrative Agent the authority they purport to confer; and

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     (k) The Pledgor has no obligation to make further capital contributions or make any other payments to the Pledged Subsidiaries with respect to its interest therein.

     Section 6. Voting Rights. During the term of this Pledge Agreement, and except as provided in this Section 6 below, each Pledgor shall have the right to vote the Pledged Stock on all governing questions in a manner not inconsistent with the terms of this Pledge Agreement, the Credit Agreement and any other agreement, instrument or document executed pursuant thereto or in connection therewith. After the occurrence and during the continuance of a Default, the Administrative Agent or the Administrative Agent's nominee may, at the Administrative Agent's or such nominee's option and following written notice from the Administrative Agent to the applicable Pledgor, exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent and as such exercise, or direct such Pledgor as to the exercise of all voting, consent, managerial, election and other rights to the applicable Pledged Collateral and exercise, or direct such Pledgor as to the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the applicable Pledged Collateral, as if the Administrative Agent were the absolute owner thereof, all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing. At all times when a Default exists, such authorization shall constitute an irrevocable voting proxy from each Pledgor to the Administrative Agent or, at the Administrative Agent's option, to the Administrative Agent's nominee.

     Section 7. Dividends and Other Distributions.

     (a) So long as no Default shall have occurred and is continuing:

         (i) Each Pledgor shall be entitled to receive and retain any and all dividends, cash distributions and interest paid in respect of the Pledged Collateral to the extent such distributions are not prohibited by the Credit Agreement, provided, however, that any and all

             (A) distributions, dividends and interest paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

             (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

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             (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

shall be Pledged Collateral, and shall be forthwith delivered to the Administrative Agent to hold, for the benefit of the Administrative Agent and the Holders of Secured Obligations, as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the Administrative Agent, for the benefit of the Administrative Agent and the Holders of Secured Obligations, be segregated from the other property or funds of such Pledgor, and be delivered immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

         (ii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

     (b) After the occurrence and during the continuance of a Default:

         (i) All rights of each Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for the benefit of the Administrative Agent and the Holders of Secured Obligations, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments;

         (ii) All dividends, distributions and interest payments which are received by any Pledgor contrary to the provisions of clause (i) of this Section 7(b) shall be received in trust for the Administrative Agent, for the benefit of the Administrative Agent and the Holders of Secured Obligations, shall be segregated from other funds of such Pledgor and shall be paid over immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsements);

         (iii) Each Pledgor shall, upon the request of the Administrative Agent, at such Pledgor's expense, execute and deliver, and cause the Pledged Subsidiaries and their respective officers and directors to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, such Pledgor or their respective counsel, advisable to register the applicable Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the "Securities Act") and to exercise its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, such Pledgor or their respective counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

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         (iv) Each Pledgor shall, upon the request of the Administrative Agent, at such Pledgor's expense, use its best efforts to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Administrative Agent;

         (v) Each Pledgor shall, upon the request of the Administrative Agent, at the such Pledgor's expense, cause the Pledged Subsidiaries to make available to the holders of its securities, as soon as practicable, earnings statements which will satisfy the provisions of Section 11(a) of the Securities Act; and

         (vi) Each Pledgor shall, upon the request of the Administrative Agent, at the such Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

Each Pledgor will reimburse the Administrative Agent and/or the Holders of Secured Obligations for all expenses incurred by the Administrative Agent and/or the Holders of Secured Obligations, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence and during the continuance of a Default, if the Administrative Agent determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then each Pledgor agrees that it will be commercially reasonable if a private sale, upon at least ten (10) Business Days' notice to such Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less then prices which could have been obtained for such security on any market or exchange or in any other public sale. Each Pledgor hereby indemnifies and holds harmless the Administrative Agent and the Holders of Secured Obligations for any and all liabilities incurred by either the Administrative Agent or the Holders of Secured Obligations as a result of becoming a shareholder of any of the Pledged Subsidiaries, except to the extent caused by the Gross Negligence or willful misconduct of the Administrative Agent or any Holder of Secured Obligations.

     Section 8. Transfers and Other Liens. Each Pledgor agrees that it will not
(a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Administrative Agent, except as permitted under the Credit Agreement, or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for security interests in favor of the Administrative Agent.

     Section 9. Remedies.

     (a) The Administrative Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral

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of a secured party under the Uniform Commercial Code as in effect in the State of Illinois. At all time when a Default exists, the Administrative Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash dividends or distributions and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent were the outright owner thereof. Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent as the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so, provided, however, that the Administrative Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so; provided, further, however that the Administrative Agent agrees to exercise such proxy and powers only so long as a Default shall have occurred and is continuing and following written notice thereof. In addition, after the occurrence and during the continuance of a Default, the Administrative Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Administrative Agent or which the Administrative Agent shall otherwise have the ability to transfer under applicable law, the Administrative Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuance of a Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Administrative Agent and each of the Holders of Secured Obligations may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. Each Pledgor will pay to the Administrative Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Administrative Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement and such Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

     (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Administrative Agent will give each Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, each Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by such Pledgor as provided in Section 21 below at least ten
(10) Business Days before the time of the sale or disposition; provided,

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however, that Administrative Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

     (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after a Default, each Pledgor agrees that after the occurrence and during the continuance of a Default, the Administrative Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Administrative Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Administrative Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Administrative Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Administrative Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section 9 does not impose a requirement that the Administrative Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

     Section 10. Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Administrative Agent its attorney-in-fact, coupled with an interest, with full authority, in the name of such Pledgor or otherwise, from time to time in the Administrative Agent's sole discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Pledged Subsidiaries to the name of the Administrative Agent or the Administrative Agent's nominee; provided, however that the Administrative Agent agrees to exercise such powers only so long as a Default shall have occurred and is continuing.

     Section 11. Waivers.

     (a) Each Pledgor waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or Default with respect to any of the Secured Obligations and all other notices to which such Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

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     (b) Without limiting the generality of the foregoing or any other provision hereof, each Pledgor hereby waives, to the fullest extent permitted by applicable law in accordance with Section 2856 of the California Civil Code, all rights and benefits under California Civil Code Sections 2787 to 2855, inclusive(or any similar laws in other jurisdictions) and all rights and benefits of California Civil Code Sections 2899 and 3433 (or any similar laws in any other jurisdiction). In addition, without limiting the generality of the foregoing or any other provision hereof, each Pledgor hereby waives, in accordance with Section 2856 of the California Civil Code, all rights and defenses (including, without limitation, all rights and defenses arising out of an election of remedies by the Administrative Agent or any Holder of Secured Obligations) that any Pledgor may have because the Secured Obligations are secured by real property. This means, among other things:

         (i) the Administrative Agent or any Holder of Secured Obligations may collect from any Pledgor without first foreclosing on any real or personal property collateral pledged to or for the benefit of the Administrative Agent or any Holder of Secured Obligations; and

         (ii) if the Administrative Agent or any Holder of Secured Obligations forecloses on any real property collateral pledged by a Borrower or Guarantor:

              (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

              (B) the Administrative Agent or any Holder of Secured Obligations
                  may collect from any Pledgor even if the Administrative Agent or any Holder of Secured Obligations, by foreclosing on the real property collateral, has destroyed any right such Pledgor may have to collect from a Borrower or Guarantor.

     (c) This is an unconditional and irrevocable waiver of any rights and defenses each Pledgor may have because the Secured Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure (or any similar laws in any other jurisdiction). In accordance with Section 15 below, this Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws (as opposed to the conflicts of laws provisions) and decisions of the State of Illinois. This
Section 11 and other referenced provisions of California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the referenced provisions of California law are in any way applicable to this Agreement or to any of the Secured Obligations.

     (d) Each Pledgor hereby expressly waives the benefits of Section 2815 of the California Civil Code (or any similar law in any other jurisdiction) purporting to allow a guarantor to revoke a

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continuing guaranty or pledge with respect to any transactions occurring after the date of the guaranty or pledge. If, notwithstanding the foregoing, any Pledgor shall have any right under applicable law to terminate or revoke its pledge, such Pledgor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by such Pledgor, is actually received by the Administrative Agent. Such notice shall not affect the right and power of any Holder of Secured Obligations or the Administrative Agent to enforce rights arising prior to receipt thereof by the Administrative Agent.

     Section 12. Term. This Pledge Agreement shall remain in full force and effect until the Secured Obligations have been fully and indefeasibly paid in cash and the Credit Agreement has terminated pursuant to its terms. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Administrative Agent will release the security interest created hereunder and, if it then has possession of the Pledged Stock, will deliver the Pledged Stock and the Powers to the applicable Pledgor.

     Section 13. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

     Section 14. Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of each Pledgor, the Administrative Agent, for the benefit of itself and the Holders of Secured Obligations, and their respective successors and assigns. Each Pledgor's successors and assigns shall include, without limitation, receivers, trustees or debtors-in-possession of or for such Pledgor.

     Section 15. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. ANY DISPUTE BETWEEN THE PLEDGOR AND THE ADMINISTRATIVE AGENT OR ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     Section 16. TRIAL. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY

     (a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (b), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (a) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (b) OTHER JURISDICTIONS. EACH PLEDGOR AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH PLEDGOR OR ITS RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER SUCH PLEDGOR OR (2) REALIZE ON THE COLLATERAL GRANTED IN CONNECTION HEREWITH, OR (3) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON IN A LOCATION OUTSIDE OF ILLINOIS TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON; PROVIDED THAT THE PLEDGORS' RIGHT TO ASSERT PERMISSIVE COUNTERCLAIMS IN STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS SHALL BE PRESERVED. EACH PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (b).

     (c) VENUE. THE LENDERS AND EACH PLEDGOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

     (d) EACH PLEDGOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY APPOINTS CT CORPORATION, WITH OFFICES AT 208 SOUTH

LASALLE STREET, CHICAGO, ILLINOIS 60604, AS THE PLEDGOR'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

     (e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (f) WAIVER OF BOND. EACH PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL, ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     (g) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 16, WITH ITS COUNSEL.

     Section 17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

     Section 18. Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

     Section 19. Further Assurances. Each Pledgor agrees that it will cooperate with the Administrative Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Administrative Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

     Section 20. The Administrative Agent's Duty of Care. The Administrative Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Administrative Agent's (i) Gross Negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Administrative Agent's possession. Without limiting the generality of the foregoing, the Administrative Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. Prior to the occurrence of a Default, all reasonable expenses, and after and during the continuance of a Default, all expenses incurred in connection therewith shall be for the sole account of each Pledgor, and shall constitute part of the Secured Obligations secured hereby.

     Section 21. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be given in the manner and to the addresses set forth in the Credit Agreement.

     Section 22. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent pursuant to the terms of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 23. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

     Section 24. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     Section 25. Merger. This Pledge Agreement and the other Loan Documents embody the final and entire agreement and understanding among the Pledgors, the Administrative Agent and the Holders of Secured Obligations and supersede all prior agreements and understandings among the Pledgors, the Administrative Agent and the Holders of Secured Obligations relating to the subject matter thereof. This Pledge Agreement and the other Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties hereto.

     IN WITNESS WHEREOF, the Pledgors and the Administrative Agent have executed this Pledge Agreement as of the date set forth above.


                                       SYBRON DENTAL SPECIALTIES, INC.


                                       By:
                                           ---------------------------------
                                       Name:
                                       Title:


                                       SYBRON DENTAL MANAGEMENT, INC.


                                       By:
                                           ---------------------------------
                                       Name:
                                       Title:


                                       KERR CORPORATION


                                       By:
                                           ---------------------------------
                                       Name:
                                       Title:


                                       LRS ACQUISITION CORP.


                                       By:
                                           ---------------------------------
                                       Name:
                                       Title:


                                       ABN AMRO BANK N.V., as Administrative
                                       Agent for itself and the Lenders


                                       By:
                                           ---------------------------------
                                       Name:
                                       Title:

                       Signature Page to Pledge Agreement

                                 ACKNOWLEDGMENT

     The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, to the extent required by applicable law agrees promptly to note on its books the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.

                                       SYBRON DENTAL MANAGEMENT, INC.


                                       By:
                                           --------------------------
                                       Name:
                                       Title:


                                       PINNACLE PRODUCTS, INC.


                                       By:
                                           --------------------------
                                       Name:
                                       Title:


                                       KERR CORPORATION


                                       By:
                                           --------------------------
                                       Name:
                                       Title:


                                       ORMCO CORPORATION


                                       By:
                                           --------------------------
                                       Name:
                                       Title:


                                       METREX RESEARCH CORPORATION


                                       By:
                                           --------------------------
                                       Name:
                                       Title:

                               FORM OF STOCK POWER

     FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _____________________________ _____ Shares of Common Stock of ___________, a
_____________ corporation, represented by Certificate No. __ (the "Stock"), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint _________________________________ as the undersigned's true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated:
       ------------------


                                       [NAME OF SUBSIDIARY]


                                       By:
                                           --------------------
                                       Name:
                                       Title:

                                   SCHEDULE I
                                       to
                                PLEDGE AGREEMENT
                          dated as of December 11, 2000

                              PLEDGED SUBSIDIARIES


                                  See attached

                                    EXHIBIT A
                                       to
                                PLEDGE AGREEMENT
                          dated as of December 11, 2000

                            Form of Pledge Supplement

     Reference is hereby made to the Pledge Agreement (the "Pledge Agreement") dated as of the 11th day of December, 2000, by and between SYBRON DENTAL SPECIALTIES, INC., a Delaware corporation ("SDS"), SYBRON DENTAL MANAGEMENT, INC., a Delaware corporation ("SDM"), KERR CORPORATION, a Delaware corporation ("Kerr") and LRS ACQUISITION CORP., a Delaware corporation ("LRS")(each a "Pledgor" and collectively, the "Pledgors") and ABN AMRO BANK N.V., as contractual representative (the "Administrative Agent") for itself and for the "Holders of Secured Obligations" under (and as defined in) the Credit Agreement, whereby each Pledgor has pledged certain capital stock, of the Material Domestic Subsidiaries of SDM as collateral to the Administrative Agent, for the ratable benefit of the Holders of Secured Obligations, as more fully described in the Pledge Agreement. This Supplement is a "Pledge Supplement" as defined in the Pledge Agreement and is, together with the acknowledgments, certificates and Powers delivered herewith, subject in all respects to the terms and provisions of the Pledge Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Pledge Agreement.

     By its execution below, each Pledgor hereby agrees that (i) the capital stock of the corporations listed on the Schedule I hereto shall be pledged to the Administrative Agent as additional collateral pursuant to Section 1 of the Pledge Agreement, (ii) such property shall be considered Pledged Stock under the Pledge Agreement and be a part of the Pledged Collateral pursuant to Section 1.1 of the Pledge Agreement, and (iii) each such corporation listed on Schedule I hereto shall be considered a Pledged Subsidiary for purposes of the Pledge Agreement.

     By its execution below, each Pledgor represents and warrants that it has full corporate power and authority to execute this Pledge Supplement and that the representations and warranties contained in Section 5 of the Pledge Agreement are true and correct in all respects as of the date hereof and after taking into account the pledge of the additional Pledged Stock relating hereto.

     IN WITNESS WHEREOF, each Pledgor has executed and delivered this Pledge Supplement to the Pledge Agreement as of this __________ day of _________, ____.



                                       [                        ]
                                        ------------------------


                                       By:
                                           --------------------------
                                       Its:

                                   SCHEDULE I
                                       TO
                                PLEDGE SUPPLEMENT

                            Additional Pledged Stock

                                                              Shares of Stock                         Percentage of
                           Pledged                              owned by                              Stock owned by
                         Subsidiary        Jurisdiction of    Pledgor subject      Certificate       Pledgor subject
   Name of Pledgor          Name            Incorporation       to Pledge             Number            to Pledge
   ---------------       ----------        ---------------    ---------------      -----------       ---------------

   ---------------       ----------        ---------------    ---------------      -----------       ---------------

   ---------------       ----------        ---------------    ---------------      -----------       ---------------

   ---------------       ----------        ---------------    ---------------      -----------       ---------------

   ---------------       ----------        ---------------    ---------------      -----------       ---------------

   ---------------       ----------        ---------------    ---------------      -----------       ---------------

   ---------------       ----------        ---------------    ---------------      -----------       ---------------

   ---------------       ----------        ---------------    ---------------      -----------       ---------------

   ---------------       ----------        ---------------    ---------------      -----------       ---------------

                                 ACKNOWLEDGMENT
                                       TO
                                PLEDGE SUPPLEMENT

     The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Supplement together with a copy of the Pledge Agreement, to the extent required by applicable law agrees promptly to note on its books the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.


                                 [NAME[S] OF ADDITIONAL PLEDGED SUBSIDIARY[IES]]


                                 By:
                                     -------------------------------------------
                                 Name:
                                 Title:

                                    EXHIBIT B
                                       to
                                PLEDGE AGREEMENT
                          dated as of December 11, 2000


                               Form of Stock Power

                                   STOCK POWER

     FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _____________________________ _____ Shares of Common Stock of ____________, a
__________ corporation, represented by Certificate No. __ (the "Stock"), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint _________________________________ as the undersigned's true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated:
       ------------------


                                       [NAME OF SUBSIDIARY]


                                       By:
                                           ----------------------
                                       Name:
                                       Title: